                                                                   EXHIBIT 10.34


                       EXCLUSIVE PATENT LICENSE AGREEMENT

         This Agreement made as of the 12th day of March, 2001 by and between Tonyco, Inc., a corporation duly organized and existing under the laws of the state of Michigan, having its principal place of business at 181 West Marshall, Ferndale, Michigan 48220 (hereinafter referred to as "Tonyco") and Build-A-Bear Workshop, Inc., a corporation duly organized and existing under the laws of the state of Delaware, having its principal place of business at 1954 Innerbelt Business Center Drive, St. Louis, MO 63114 (hereinafter referred to as "Build-A-Bear").

                                    RECITALS

         WHEREAS, Tonyco is the owner by assignment of U.S. Patent No. 6,109,196 entitled METHOD OF CLOSING A STUFFED TOY AFTER STUFFING;

         WHEREAS, Build-A-Bear is, among other things, in the business of providing goods and services wherein a customer selects a skin/shell toy for stuffing via a multitude of different retail venues such as in a store environment, via catalogs, over the internet, or other related venues and the toy is thereafter stuffed and closed in the retail environment or by the customer at home or elsewhere;

         WHEREAS, Tonyco has charged Build-A-Bear with infringement of U.S. Patent No. 6,109,196;

         WHEREAS, Tonyco and Build-A-Bear are desirous of settling the infringement issue between them relating to U.S. Patent No. 6,109,196 and, as a result thereof, Build-A-Bear is desirous of obtaining an exclusive license within a field of use defined hereafter under U.S. Patent No. 6,109,196 and under any other divisional, continuation, continuation-in-part, reissued, or re-examined applications based upon U.S. Patent No. 6,109,196 and any patents that may result therefrom, including any foreign patents corresponding thereto and any extensions or additions thereof and Tonyco is willing to grant to Build-A-Bear such a license on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties agree as follows:

                             ARTICLE I. DEFINITIONS

         For the purposes of this Agreement, unless the context clearly or necessarily requires otherwise, the following terms shall have the meaning set forth below:

         1.1 "Parties" shall mean both Tonyco and Build-A-Bear, and the "Party" shall mean either of them.

         1.2 "Licensed Patent" shall mean U.S. Patent No. 6,109,196 entitled METHOD OF CLOSING A STUFFED TOY. AFTER STUFFING" and any foreign patents or foreign patent applications corresponding thereto, any continuations, continuations-in-part, divisionals, reissues, re-examinations, extensions or additions thereof, and any improvements thereto.

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Exclusive Patent License Agreement
Tonyco, Inc. - Build-A-Bear Workshop, Inc.
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         1.3      "Licensed Method" shall mean any method or part thereof, the manufacture, use, sale, offer for sale, or importation of which is covered by one or more valid claims of the Licensed Patent.

         1.4 "Licensed Field of Use" shall mean any use of the Licensed Method in retail stores or other Retail Venues wherein the consumer selects the skin/shell toy for stuffing and the toy is thereafter stuffed and closed in accordance with the Licensed Method in the retail environment. Licensed Field of Use will also include a kit including a skin/shell toy for stuffing where said kit is provided in a retail store or otherwise sold or provided to a consumer. Sales of any plurality of unstuffed skin/shells alone or in kit form, to a single customer, in a retail store or other Retail Venue, shall fall within the Licensed Field of Use. Bulk sales of unstuffed skin/shells alone or in kit form to retailers, jobbers and wholesalers for stuffing by those parties for resale in stuffed form shall not fall within the Licensed Field of Use.

         1.5 "Retail Venue(s)" shall mean, but is not limited to, any location or medium for selecting a skin/shell toy for stuffing including phone orders, mail order, catalogs, on-line/internet/websites, kiosks, discount chains, buying parties, buying clubs, direct marketing, door-to-door sales and the like.

         1.6      "Territory" shall mean worldwide.

         1.7 "Improvement" shall mean any new, improved or modified method or process relating to the Licensed Method.

                           ARTICLE 2. GRANT OF LICENSE

         2.1 Tonyco hereby grants to Build-A-Bear an exclusive license, for an initial term of three (3) years and with an option to extend this exclusive license as set forth in Article 4 below, with the right to sublicense, to manufacture, have manufactured on its behalf, use, sell and offer to sell under the Licensed Patent the Licensed Method in the Territory within the Licensed Field of Use. Tonyco shall not grant other licenses under the Licensed Patent within the Licensed Field of Use. Build-A-Bear shall advise Tonyco in writing of the grant of any sublicense under the Licensed Patent and shall provide Tonyco with a copy of any such license.

         2.2 Tonyco hereby retains the right to grant other licenses outside of the Licensed Field of Use granted to Build-A-Bear. However, in this regard, Tonyco further agrees that it will not grant any rights to any other licensees under the Licensed Patent for use outside of the Licensed Field of Use granted to Build-A-Bear which will allow such licensees to directly or indirectly sell or otherwise provide pre-laced unstuffed skin/shell toys made in accordance with the teachings of the Licensed Patent to competitors of Build-A-Bear or to anyone or any entity who


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Tonyco, Inc. - Build-A-Bear Workshop, Inc.
Page 3 of 9

                  will complete or allow completion of the stuffing process in a retail store or other Retail Venue pursuant to the Licensed Method (hereinafter collectively "Retail Operator") or to anyone or entity who in turn will sell or distribute such products to another party or parties in the chain of distribution that will ultimately result in sale or distribution to a Retail Operator. Tonyco will not grant rights to such licensees which would allow them to directly or indirectly sell or otherwise provide pre-laced unstuffed skin/shell toys in kit form for ultimate purchase by consumers. Tonyco further agrees that it will not sell unstuffed skin/shell toys alone or in kit form to retailers.


                             ARTICLES. CONSIDERATION

         3.1 In consideration of the rights and license granted to Build-A-Bear by Tonyco under this Agreement, Build-A-Bear agrees to pay Tonyco a total sum of seven-hundred fifty-thousand dollars ($750,000) as follows:

                  3.1.1 Within ten (10) days from the execution of this Agreement, at least two-hundred fifty-thousand dollars ($250,000) of such total sum;

                  3.1.2 Within one (1) year from the execution of this Agreement, at least two-hundred fifty-thousand dollars ($250,000), or the remaining balance, of such total sum; and

                  3.1.3 Within two (2) years from the execution of this Agreement, the remaining balance of such total sum, if any.

         3.2      Build-A-Bear agrees that each payment provided in paragraphs
                  3.1.2 and 3.1.3 above shall include interest on the unpaid balance of the total sum due at the rate of ten percent (10%) per year simple interest until the total amount of seven-hundred fifty-thousand dollars ($750,000) has been paid.

         3.3 Build-A-Bear has the right to accelerate payments and pay off the total amount due, including interest, at any time within the payment period.

                  ARTICLE 4. OPTION TO EXTEND EXCLUSIVE LICENSE

         4.1 Subject to the terms and conditions of this agreement, Tonyco hereby grants to Build-A-Bear an option to extend this exclusive license subject to the conditions of Article 2 above for the full life of the Licensed Patent or any improvements thereof. Build-A-Bear may exercise this option by providing Tonyco with written notice thereof within one (1) year from the date of payment made pursuant to Article 3.1.3 (the "Option Term"). Any such license shall be subject to all of the terms and conditions of this Agreement except for the terms and conditions set forth in Article 3.


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Exclusive Patent License Agreement
Tonyco, Inc. - Build-A-Bear Workshop, Inc.
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         4.2      In consideration of the rights and license granted under the option, Build-A-Bear agrees to pay Tonyco an additional sum of $10,000 in exchange for such extension of this license, such payment to accompany the written notice to Tonyco exercising this option. The exercise of this option shall be at the sole discretion of Build-A-Bear.

                             ARTICLES. IMPROVEMENTS

         5.1 Tonyco may from time to time make and/or acquire improvements to the methods or processes described in the Licensed Patent, Any such improvements will be disclosed to Build-A-Bear and shall be included herein as pan of the license grant without any other compensation on the part of Build-A-Bear.

                           ARTICLE 6. LIMITED WARRANTY

         6.1      Tonyco represents and warrants as follows:

                  6.1.1 That Tonyco is the sole and exclusive owner of the entire right, title and interest in and to the Licensed Patent and that Tonyco has full legal right, authority and power to enter into this Agreement and to grant the exclusive paid up license to Build-A-Bear as set forth herein;

                  6.1.2 That Tonyco is not aware of any existing or threatened litigation concerning the Licensed Patent;

                  6.1.3 That Tonyco has not granted any licenses under the Licensed Patent within the Licensed Field of Use or elsewhere that would be in conflict with the rights granted in this Agreement; and

                  6.1.4 That to the best knowledge of Tonyco the Licensed Patent is valid and enforceable.

         6.2      Build-A-Bear represents and warrants as follows:

                  6.2.1 That Builder-A-Bear has the full legal right, authority and power to enter into this Agreement;

                  6.2.2 That Build-A-Bear will cooperate with Tonyco for the protection of its rights in the Licensed Patent and will furnish Tonyco with any information that it may require, within reason, in protecting the Licensed Patent.

         6.3      All warranties will survive termination of this Agreement.

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Exclusive Patent License Agreement
Tonyco, Inc. - Build-A-Bear Workshop, Inc.
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                      ARTICLE 7. INDEMNIFICATION BY TONYCO

         7.1 Tonyco shall defend, indemnify and hold harmless Build-A-Bear and their respective directors, officers, employees, agents, successors and assigns (each an "indemnitee") from and against any and all claims, damages, losses and expenses suffered or incurred by any such indemnitee arising from, relating to or otherwise in respect of any breach of any representation or warranty of Tonyco set forth above in Article 6.1 hereof.

         7.2 If a claim of infringement by a third party is made against an Indemnitee hereunder based upon use of the Licensed Method set forth in the Licensed Patent, the reasonable costs of defending such infringement action shall be borne equally by the Parties hereto. The parties agree to cooperate with each other to bring any such third party suit to a successful conclusion. The parties shall have the right to be represented in any such suit by counsel of their own selection and no settlement agreement will be entered into without the mutual consent of the parties.

                             ARTICLES. INFRINGEMENT

         8.1 In the event that Build-A-Bear has reason to believe that a third party is infringing upon the Licensed Patent, Build-A-Bear will promptly notify Tonyco in writing of such alleged infringement In the event that Tonyco has reason to believe that a third party is infringing upon the Licensed Patent and that the infringement could have an adverse impact on Build-A-Bear's use of the Licensed Method in the Licensed Field of Use, Tonyco will promptly notify Build-A-Bear in writing of such alleged infringement. If a third party alleges or asserts that one or more claims of the Licensed Patent is invalid, this event shall be deemed to potentially impact Build-A-Bear's use of the Licensed Method within the Licensed Field of Use and Tonyco will promptly notify Build-A-Bear in writing of such event.

         8.2 After notification as set forth above in Article 8.1 or after Tonyco otherwise learns of a potential infringement, Tonyco will investigate such third party infringement and will obtain sufficient facts and information concerning the same in sufficient detail to permit a complete infringement determination to be made. If such third party is infringing the Licensed Patent, Tonyco will, at its own expense, endeavor to abate such infringement. In this regard, Tonyco will provide Build-A-Bear with copies of all correspondence relating to its efforts to abate such infringement.

         8.3 In the event that Tonyco is unable to terminate such infringement within a reasonable period of time, Tonyco shall have the right to commence a patent infringement action against such infringer at its own expense and will retain any recovery from such litigation. In this regard, Build-A-Bear agrees to cooperate

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Exclusive Patent License Agreement
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                  with Tonyco to bring any such suit to a successful conclusion.
                  Tonyco will consult with Build-A-Bear throughout the litigation as to its course of action with respect thereto and will not enter into any settlement agreement with any third party without first obtaining the mutual consent of Build-A-Bear to such settlement agreement. In the event that Tonyco determines that such third party is infringing the Licensed Patent but chooses not to commence a patent infringement action against such infringer, Build-A-Bear shall have the right to bring suit at its. own expense to terminate such infringement. Tonyco agrees to join such suit as a party plaintiff and to cooperate with Build-A-Bear, at its own expense, in connection with the conduct of such litigation. Build-A-Bear shall retain all recovery from such litigation.

         8.4 Build-A-Bear shall have the right to be represented in any such action which will affect or impact its use of the Licensed Method within the Licensed Field of Use by counsel of its own selection and at its own expense.

                          ARTICLE 9. INVALIDITY FINDING

         9.1 If, during the payment period set forth above in Article 3, as a result of any litigation or re-examination or reissue proceeding involving the Licensed Patent, claim 1 of the Licensed Patent is declared to be finally invalid, no further payments of any remaining balance due on the total sum set forth in Article 3 shall become due and payable to Tonyco as a result of such finding of invalidity. Claim 1 will be considered finally invalid at such time as no further appeal is possible within the U.S. Patent and Trademark Office or the U.S. Courts from the decision, judgement or decree of invalidity.

                       ARTICLE 10. PATENT MAINTENANCE FEES

         10.1 Tonyco hereby agrees that it will pay all maintenance taxes and fees for the Licensed Patent as they come due, throughout the entire term of the Licensed Patent. If the Licensed Patent is allowed to lapse due to the non-payment of a particular maintenance fee, Tonyco further agrees that Build-A-Bear will be entitled to reimbursement of a pro-rata share of its seven-hundred fifty-thousand dollar ($750,000) payment based upon the following schedule:


Failure to Pay Maintenance Fee         Amount Recoverable
------------------------------         ------------------
(1)  3 1/2 year maintenance fee             $583,300

(2)  7 1/2 year maintenance fee             $416,700

(3) 11 1/2 year maintenance fee             $250,000


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Exclusive Patent License Agreement
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         10.2     Payment of the reimbursable amount will be on terms and
                  conditions mutually agreeable to the Parties hereto.

                        ARTICLE 11. TERM AND TERMINATION

         11.1 Unless otherwise terminated earlier as provided herein, the term of this Agreement shall commence on the effective date of this Agreement and extend for a period of three years from the effective date of this Agreement. Upon exercising the option set forth in Article 4 above during the Option Term, the term of this Agreement shall be extended for the life of the Licensed Patent or any improvement thereon.

         11.2 Notwithstanding any other provisions herein to the contrary, this Agreement may be terminated by either party upon written notice to the other party in the event that any one of the following conditions occurs:

                  11.2.1 If Build-A-Bear fails to meet its payment obligations pursuant to Article 3 above and such failure to pay is not remedied within a period of thirty (30) days after written notice is given by Tonyco;

                  11.2.2 If the Licensed Patent lapses due to non-payment of a maintenance fee pursuant to Article 10 above;

                  11.2.3 If claim 1 of the Licensed Patent is declared invalid during the payment period.

                  11.2.4 At the end of three (3) years from the effective date of this Agreement if the option set forth in Article 4 is not exercised.

                             ARTICLE 12. ASSIGNMENT

         12.1 Either party may assign this Agreement to a third party acquiring substantially the entire business or substantially all of the assets of a party hereto to which this Agreement pertains. In such event, this Agreement will be binding upon and inure to the benefit of all of the panics and their respective successors and legal assigns. Tonyco agrees not to assign this Agreement to any competitor of Build-A-Bear. The party so assigning shall notify the other party in writing of such assignment.

                            ARTICLE 13. GOVERNING LAW

         13.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.




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Exclusive Patent License Agreement
Tonyco, Inc. - Build-A-Bear Workshop, Inc.
Page 8 of 9


                               ARTICLE 14. NOTICES

         14.1 All notices and other communications hereunder shall be in writing and sent by facsimile with confirmation sent by courier requiring acknowledgement of receipt by the respective parties as follows:

                  14.1.1  To Tonyco:       Tonyco, Inc.
                                           181 West Marshall Ferndale, MI 48220
                                           Attention: Mr. Dennis Silber
                                           Telephone:
                                           Facsimile:

                          With a Copy To:  Allen M. Krass, Esq.
                                           Gifford, Krass, Groh, Sprinkle,
                                           Anderson & Citkowski, P.C.
                                           250 N. Old Woodward Avenue, Suite 400
                                           Birmingham, MI 48009-5394
                                           Telephone:
                                           Facsimile: (248)647-5210

                  14.1.2  To Build-A-Bear: Build-A-Bear Workshop, Inc.
                                           1954 Innerbelt Business Center Drive
                                           St. Louis, MO 63114
                                           Attention: Maxine Clark
                                           Telephone: (314)423-8000
                                           Facsimile: (314)423-8188

                          With a Copy To:  Samuel Digirolamo, Esq.
                                           Blackwell Sanders Peper Martin LLP
                                           720 Olive Street, 24th Floor
                                           St. Louis, MO 63101
                                           Telephone: (314)345-6225
                                           Facsimile: (314)345-6060

         14.2 Either party may change the registered address to which such notices shall be sent by giving written notice to the other party.

                            ARTICLE 15. MISCELLANEOUS

         15.1 This Agreement contains the entire agreement of the parties concerning the subject matter hereof and supercedes all prior written and oral agreements, understandings and negotiations with regard to the subject matter contained therein.


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         15.2     This Agreement, including this provision, may not be amended without a written instrument signed by duly authorized representatives of both parties.

         15.3 If any of the provisions of this Agreement shall be found to be invalid or unenforceable, such invalidity or unenforceability shall not invalid or render unenforceable the entire agreement, but rather the entire agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the party shall be construed and enforced accordingly.

         15.4 IN WITNESS WHEREOF, THE PARTIES HERETO HAVE DULY EXECUTED THE FOREGOING AGREEMENT AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE.

Build-A-Bear Workshop, Inc.                 Tonyco, Inc.


By: /s/ Maxine Clark                        By: /s/ Anthony C. Silber
   ----------------------------------          ---------------------------------

Name: Maxine Clark                          Name: Anthony C. Silber
     --------------------------------            -------------------------------
Title: President                            Title: President
      -------------------------------             ------------------------------
Date:        3/12/01                        Date:       3/15/01
     --------------------------------            -------------------------------